Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 21, 2024, relating to the consolidated financial statements of Generac Holdings Inc., and the effectiveness of Generac Holdings, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Generac Holdings Inc. for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

November 5, 2024